Amendment to Amended and Restated Subscription Agreement


     Amendment dated as of October 31, 2000 ("Amendment") by and between ARCH CAPITAL GROUP LTD., a Delaware corporation (the "Company"), and MARSH & MCLENNAN RISK CAPITAL HOLDINGS, LTD., a Delaware corporation ("Marsh").

     Reference is made to the Amended and Restated Subscription Agreement dated as of June 28, 1995 (the "Agreement") by and between the parties hereto.

     The Company has entered into an agreement and plan of merger pursuant to which it will merge (the "Merger") with and into a subsidiary of Arch Capital Group Ltd., a Bermuda company (the "Parent"). As a result of the Merger, the stockholders of the Company will become stockholders of the Parent, and the Company will become a wholly owned subsidiary of the Parent.

     Effective upon and subject to consummation of the Merger:

     1. The Company assigns and delegates, and Parent accepts and assumes, all of the Company's rights and obligations under the Agreement; all references to the Company in the Agreement shall be deemed to be to the Parent; and the Company is released from all of its obligations under the Agreement.

     2. The Agreement shall be amended to section 5(g) of the Agreement shall be replaced in its entirety with the following:

          As long as the Purchaser and its Affiliates own at least one-half of the shares of Common Stock purchased by the Purchaser hereunder (assuming exercise of all the Warrants then held by them, whether or not vested or exercisable), the Company shall give notice of all meetings of the Board of Directors of the Company and all committees thereof to one person designated by the Purchaser from time to time, and shall permit such person to attend all meetings of the Board of Directors of the Company and all committees thereof as an observor.

     This Amendment shall be governed by and constructed in accordance with the laws of the State of New York without reference to the principles of conflict of laws. This Amendment may be signed in counterparts.



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     IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date written above.

                                ARCH CAPITAL GROUP LTD.


                                By:/s/ Louis Petrillo
                                   ---------------------------------------------
                                   Name:   Louis Petrillo
                                   Title:  Senior Vice President and
                                           General Counsel


                                MARSH & MCLENNAN RISK CAPITAL HOLDINGS, LTD.


                                By:/s/ Mark J. Dallara
                                   ---------------------------------------------
                                   Name:   Mark J. Dallara
                                   Title:  Assistant Secretary